                                                File No. 333-46431
                                                Rule 424(b)(2)


PRICING SUPPLEMENT NO. 3 Dated November 20, 1998

(To Prospectus Dated March 10, 1998)

                  MASSACHUSETTS ELECTRIC COMPANY
          (A SUBSIDIARY OF NEW ENGLAND ELECTRIC SYSTEM)

                    SECURED MEDIUM-TERM NOTES
                 (First Mortgage Bonds, Series V)
                            Issue 98-3

Interest Rate:       5.72%

Maturity Date:       November 24, 2008

Principal Amount:    $25,000,000

Acceptance Date:     November 18, 1998

Original Issue Date: November 23, 1998

Form of Delivery:    Book-entry only

Depositary:          The Depository Trust Company
                     55 Water Street
                     New York, New York

Issue:               98-3

Original Issue
Discount New Bond:   No

Price of New Bonds:
                               Initial
                               Price to  Underwriting     Proceeds to
                                Public    Discounts         Company
                             ----------- ------------     -----------

                Per New Bond   100.00%      0.600%      99.40%
                Total        $25,000,000   $150,000   $24,850,000



                  DISTRIBUTION OF THE NEW BONDS

  The New Bonds were sold in the amount of $10,000,000 to CS First Boston Corporation and $15,000,000 to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Agents in connection with the offering of the New Bonds described in this Pricing Supplement.